                                                               EXHIBIT 3.1(i)(a)
                                                               ----------------

            Certificate of Amendment of Certificate of Incorporation

                                       of

                             CENTRONICS CORPORATION

                             It is hereby certified:

      1.The name of the corporation (hereinafter called the "Corporation")
                           is CENTRONICS CORPORATION.

         2.Article I of the restated certificate of incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

             "FIRST.The name of the corporation is Ekco Group, Inc."

          3.The amendment of the restated certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                    Signed and attested to on April 26, 1988.



                                                  CENTRONICS DATA COMPUTER CORP.

                                                  By: /s/ ROBERT STEIN
                                                     ---------------------------
                                                     Robert Stein, President
                                                     and Chief Executive Officer


(Corporate Seal)

Attest:



By: /s/ JEFFREY A. WEINSTEIN
   -------------------------------
   Jeffrey A. Weinstein, Executive
   Vice President, Secretary and
   General Counsel

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         CENTRONICS DATA COMPUTER CORP.

                  CENTRONICS DATA COMPUTER CORP., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                  1. The name of the corporation is CENTRONICS DATA COMPUTER CORP. The date of filing the Corporation's original Certificate of Incorporation with the Secretary of the State of Delaware was July 3, 1968.

                  2. The text of the Certificate of Incorporation of the Corporation, as amended or supplemented heretofore and herewith, is hereby restated to read as herein set forth in full:

                  FIRST.    The name of the Corporation is Centronics
Corporation.

                  SECOND.   The address of its registered office in the State of
Delaware is 229 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is the Prentice-Hall Corporation System, Inc.

                  THIRD.    The nature of the business or purpose to be
conducted or promoted is:

                  To manufacture, lease, sell, operate and generally deal in and with electronic data processing and computer equipment and devices.

                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or Corporation.

                  To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any


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
business of this Corporation.

                  To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

                  To borrow or raise moneys for any of the purposes of the Corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiables or non-negotiable instruments and evidence of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

                  To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the Corporation's property and assets, or any interest therein, wherever situated.

                  In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this certificate of incorporation together with any powers incidental thereto, so far as any such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

                  The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.


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
                  FOURTH.   The aggregate number of shares which this
Corporation shall have the authority to issue is Sixty Million (60,000,000) shares of Common Stock of the par value of $0.01 per share and Twenty Million (20,000,000) shares of Preferred Stock, of the par value of $0.01 per share.

                  The Preferred Stock may be divided into and issued into series. If the shares of any such class are to be issued in series, then each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Any or all of the series of any such class and variations and the relative rights and preferences as between different series can be fixed and determined by the Board of Directors. The authority of the Board of Directors with respect to each series shall include, without limitation thereto, the determination of any or all of the following and the shares of each series may vary from the shares of any other series in the following respects:

                  The Board of Directors of this Corporation is hereby authorized to issue the Preferred Stock at any time and from time to time, in one (1) or more series and for such consideration as may be fixed from time to time by the then Board of Directors, but not less than the par value thereof. The number of shares to comprise each such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) shall be determined, from time to time, by the Board of Directors. The Board of Directors is hereby expressly authorized, before issuance of any shares of a particular series, to determine any and all rights, preferences and limitations pertaining to such series including but not limited to:

                  (1) Voting rights, if any, including, without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues such as mergers, consolidations or sales of assets, or voting rights to be exercised either together with holders of Common Stock as a single class, or independently as a separate class;

                  (2) Rights, if any, permitting the conversion or exchange of any such shares, at the option of the holder, into any other class or series of shares of this Corporation and the price or prices or the rates of exchange and any adjustment thereto at which such shares will be convertible or exchangeable;

                  (3) The rates of dividends, if any, payable on shares of such series, the conditions and the dates upon which such dividends shall be payable and whether such dividends shall be cumulative or non-cumulative;

                  (4) The amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the affairs of this Corporation;


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                  (5) Redemption, repurchase, retirement and sinking fund
rights, preferences and limitations, if any, the amount payable on shares of such series in the event of such redemption, repurchase or retirement, the terms and conditions of any sinking fund, the manner of creating such fund or funds and whether any of the foregoing shall be cumulative or non-cumulative; and

                  (6) Any other preference and relative, participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series not fixed and determined herein, to the extent permitted to do so by law.

                  All shares of Preferred Stock shall be of equal rank and shall be identical, except with respect to the particulars that may be fixed by the Board of Directors as above provided and as to the date from which dividends thereon, if any, shall be cumulative if made cumulative by the Board of Directors.

                  No stockholder shall be entitled, as a matter of right, to purchase or subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, including, but not limited to, treasury stock, or any notes, debentures, bonds or other securities convertible into or carry warrants or options to purchase shares of any class now or hereafter authorized. Any such securities or additional shares of stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion may be deemed advisable.

                  At each election for directors every stockholder entitled to vote at such election shall have the right to cast, in person or by proxy, the number of votes represented by the shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Each share of Common Stock shall be entitled to one vote. Cumulative voting, for the election of directors or otherwise, is expressly prohibited. On all matters coming before the shareholders, other than the election of directors, each share of issued and outstanding Common Stock shall be entitled to one (1) vote.


                  FIFTH.    The name and mailing address of each incorporator is
as follows:

                  Name                            Mailing Address
                  ----                            ---------------
                  B.J. Consono                    100 West Tenth Street
                                                  Wilmington, Delaware

                  F.J. Obara, Jr.                 100 West Tenth Street
                                                  Wilmington, Delaware

                  A.D. Grier                      100 West Tenth Street
                                                  Wilmington, Delaware


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                  SIXTH.    The Corporation is to have perpetual existence.

                  SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  To make, alter or repeal the by-laws of the Corporation.

                  To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                  To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                  By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

                  When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by the statute or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other Corporation or corporations, as its board of directors shall deem expedient and for the best interests of the Corporation.

                  EIGHTH.   Whenever a compromise or arrangement is proposed
between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the


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provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of creditors or class of creditors, and/or if the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  NINTH.    Meetings of stockholders may be held within or
without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

                  TENTH.    As authorized by section 102(b)(7) of subsection (b)
of Section 102, Title 8, of the Delaware Code, as the same may be interpreted or amended from time to time, no director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. This Article TENTH shall not apply to any act or omission occurring prior to the date this Article TENTH becomes effective.

                  ELEVENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  3. This Restated Certificate of Incorporation shall become effective upon approval of the stockholders and filing with the Secretary of State.

                  4. This Restated Certificate of Incorporation was duly adopted by the stockholders of the Corporation in accordance with the provisions of
Section 242 and Section 245 of the General Corporation


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
Law of the State of Delaware.

                  IN WITNESS WHEREOF, said CENTRONICS DATA COMPUTER CORP. has caused its corporate seal to be hereto affixed and this Restated Certificate of Incorporation to be signed by Robert Stein, its President, and attested by Edmond Coller, its Secretary, this 13th day of February, 1987.




                                                  CENTRONICS DATA COMPUTER CORP.

                                                  By: /s/ ROBERT STEIN
                                                     ---------------------------
                                                     Robert Stein, President


(Corporate Seal)

Attest:

By: /s/ EDMOND M. COLLER
   ---------------------------
   Edmond M. Coller, Secretary


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